Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Announces Reverse Stock Split

SPOKANE, Wash.--(BUSINESS WIRE)--November 18, 2010--Sterling Financial Corporation (NASDAQ:STSA) (“Sterling”), the bank holding company of Sterling Savings Bank, today announced that its board of directors has approved a 1-for-66 share consolidation, or reverse stock split, that will become effective for trading purposes with the opening of trading on Friday, Nov. 19, 2010. The primary objective in effecting a reverse stock split is to better enable Sterling to maintain the listing of its common shares on The NASDAQ Capital Market. Sterling's common shares will continue trading on The NASDAQ Capital Market and will begin trading on a split-adjusted basis at the opening of trading on Friday, Nov. 19, 2010.

At Sterling’s special meeting of shareholders held Oct. 21, 2010, shareholders voted to approve a proposal authorizing the board of directors of the company to effect a reverse split of Sterling's common shares at a ratio to be determined by the board within a range of 1-for-50 to 1-for-125. As authorized, the board has elected to effect a reverse split at a ratio of 1-for-66.

“After consideration of our alternatives, the board determined that a reverse split of Sterling’s common shares is in the best interest of shareholders,” said Greg Seibly, president and chief executive officer. “Maintaining our listing on NASDAQ provides the company with greater flexibility to financially and strategically support the company. We appreciate the support of our shareholders in granting our board the authority to effect a reverse stock split.”

Details of the Reverse Split

At the effective time of the reverse stock split, every 66 shares of Sterling's pre-split common shares, no par value per share, will automatically be consolidated into one post-split common share, no par value per share. As a result of the reverse split, the number of outstanding common shares will be approximately 61,831,877, excluding outstanding and unexercised share options and warrants and subject to adjustment for fractional shares. The reverse stock split will not affect any shareholder's ownership percentage of Sterling's common shares, except to the limited extent that the reverse split would result in any shareholder owning a fractional share. Sterling will not issue fractional shares of common stock. Fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

It is expected that NASDAQ will append a “D” to the company's ticker symbol to indicate the completion of the reverse split and that after a 20 trading-day period following effectiveness of the reverse split, the ticker symbol will revert to “STSA.” In addition, the common shares will also trade under a new CUSIP number effective Nov. 19, 2010.

Additional information can be found in Sterling's definitive proxy statement filed with the Securities and Exchange Commission on Sept. 22, 2010.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank. The bank is state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations throughout Washington, Oregon, Idaho, Montana and California.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations, strategy and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results and capital position, including Sterling’s ability to complete recovery plans, and Sterling’s ability to reduce future loan losses, improve its deposit mix, execute its asset resolution initiatives, execute its lending initiatives, contain costs, realize operating efficiencies and provide increased customer support and service. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to complete the transactions discussed herein and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions and agreements. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

CONTACT:
Sterling Financial Corporation
Investor contact:
Daniel G. Byrne, 509-458-3711
David Brukardt, 509-863-5423
or
Media contact:
Cara L. Coon, 509-626-5348
cara.coon@sterlingsavings.com